Exhibit 10.12
Employment Agreement
Parties
1.	Universal Biosensors Pty Ltd ACN 098 234 309 of 103 Ricketts Road, Mt Waverley Victoria 3149 Facsimile: (02) 4365 5872 (Company)
2.	Mark Morrison of 100 McKean Street, Clifton Hill, Victoria, 3068 (Employee)
Recital
This agreement sets out the terms and conditions on which the Company has agreed to employ the Employee.
Operative clauses
1.	Definitions and Interpretation

In this agreement, unless the context otherwise requires:

Business means the business and activities of the Group;

Business Day means any day on which trading banks are open for business in Melbourne, Australia (other than a Saturday or a Sunday);

Confidential Information means any information obtained by the Employee in the course of the Employment whether in written, electronic or oral form and including:
(a)	all commercial information about the Group and the Business and persons with whom the Group and Business deal from time to time;

(b)	all commercial information about the business, financial plans and strategy of the Group including without strategic, sales and marketing information;

(c)	all trade secrets, know-how and other processes of the Business; and

(d)	any information marked ‘confidential’ or which the Group inform the Employee is confidential or a trade secret;
but excluding:
(e)	information in the public domain at the date of this agreement;

(f)	information which comes into the public domain after the date of this agreement otherwise than by breach of the Employee’s obligation of confidentiality contained in this agreement or a breach of confidence by any other person; and

(g)	information which the Employee lawfully possessed before obtaining it in the course of the Employment;

Employment means the employment of the Employee by the Company under this agreement;

Group means the Company and Universal Biosensors Inc., and any of their subsidiaries or parent companies; and

Intellectual Property means any intellectual property of any kind and includes the intellectual property detailed in clause 9.1 of this agreement.

2.	Interpretation

In this agreement, unless the context otherwise requires:
2.1	headings do not affect interpretation;

2.2	singular includes plural and plural includes singular;

2.3	words of one gender include any gender;

2.4	reference to a person includes a corporation, joint venture, association, government body, firm and any other entity;

2.5	reference to a party includes that party’s personal representatives, successors and permitted assigns;

2.6	a provision must be read down to the extent necessary to be valid. If it cannot be read down to the extent, it must be severed;

2.7	another grammatical form of a defined expression has a corresponding meaning;

2.8	“$” or “dollars” is a reference to the lawful currency of Australia.
3.	Appointment
3.1	Employment

The Company employs the Employee on the terms of this agreement.

3.2	Location

The Employee will be based in 103 Ricketts Road Mount Waverley, Victoria unless otherwise agreed by the Company and the Employee. The Employee may be required to travel from time to time as the business dictates.
4.	Term
4.1	Start

The Employment starts on the date set out in item 1 of the schedule or any other date the parties agree.

4.2	End

The Employment ends on the date set out in item 2 of the schedule (as extended from time to time under clause 4.3) or any earlier date the Employment is terminated in accordance with this agreement.

4.3	Extensions

At least 3 months prior to the expiry of the term of the Employment in accordance with clause 4.2 or by prior application of this clause 4.3, the parties will meet to negotiate the terms of a replacement employment agreement. If the parties do not meet during that 3 month period or if they fail to negotiate a replacement agreement during that period, the Employment is automatically extended for a further 12 calendar months on the same terms and conditions as this agreement.
5.	Position and Duties
5.1	Title

The Employee is to be employed by the Company as Managing Director of the Company with the title set out in item 3 of the schedule and reporting to the board of directors of the Company. The Company also employs the Employee to provide the services of Managing Director to other companies in the Group in the manner contemplated by this agreement reporting to the board of directors of Universal Biosensors Inc.

Responsibilities

The Employee will be responsible for the matters or activities described in item 4 of the schedule. The Company may from time to time alter the duties or activities of the Employee.

5.2	Duties

The Employee must:
5.2.1	report as directed by the directors of the Company and the directors of Universal Biosensors Inc in relation to the matters or activities for which the Employee is responsible;

5.2.2	observe all Group policies, rules, regulations and directions;

5.2.3	perform the responsibilities for which the Employee is employed faithfully and to the best of the Employee’s ability and the parties will consult with each other where necessary to enable the Employee to properly perform his responsibilities;

5.2.4	use the Employee’s best endeavours in the furtherance of the business of the Company and the Group; and

5.2.5	work during normal business hours and other hours reasonably required by the Company and the Group.

5.3	Exclusivity

The Employee will devote his time and attention exclusively to the Business and affairs of the Group unless approved by the board of directors of the Company or Universal Biosensors Inc., to do other work.
6.	Remuneration and Benefits
6.1	Salary
6.1.1	On and from the start date, the Employee is entitled to a salary of the amount set out in item 5 of the schedule per annum.

6.1.2	The salary is to be paid by equal monthly installments into a bank account nominated by the Employee.

6.1.3	The salary covers payment for the performance of all the Employee’s responsibilities with the Group and no overtime, leave loading or other allowances will be payable (unless expressly provided for under this agreement).
6.2	Salary Review

The annual salary referred to in clause 6.1 is to be reviewed at the intervals set out in item 6 of the schedule. Any increase is to be effective on such review date even if the determination of the amount of an increase occurs later.

6.3	Other Benefits

The Employee will also be entitled to:
6.3.1	superannuation — as required by law;

6.3.2	leave — annual leave of four weeks per year at times to be agreed with the Chairman of directors of the Company;

6.3.3	sick leave and long service leave — as required by law;

6.3.4	expenses — reimbursement of expenses properly incurred in the course of the Employment subject to provision to the Company of receipts and related documentation in accordance with the policies and procedures established by the Group from time to time; and

6.3.5	other benefits set out in item 7 of the schedule.
7.	Confidential Information
7.1	Maintenance of Confidentiality

During and after the Employment, the Employee may use or disclose Confidential Information only for the following purposes:

7.1.1	to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement;

7.1.2	if the Company has otherwise consented;

7.1.3	if required by statute or law; or

7.1.4	if required to be used or disclosed by the Employee in connection with any actual, prospective, apprehended or threatened legal proceedings.
7.2	Security

The Employee must:
7.2.1	keep the Confidential Information in the Employee’s custody or control (to the extent not within the custody or control of the Company);

7.2.2	keep the Confidential Information in a reasonably secure manner;

7.2.3	immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of Confidential Information of which the Employee becomes aware;

7.2.4	at the Company’s expense provide any assistance reasonably requested by the Company from time to time in relation to any proceedings the Company may institute to protect the Confidential Information from unauthorised use, copying or disclosure;

7.2.5	not make any unauthorised copies of the whole or any part of the Confidential Information; and

7.2.6	if required by the Company, mark all copies of Confidential Information ‘confidential’.
7.3	Continuing Obligations

The obligations of the Employee under this clause 7, survive termination of this agreement.
8.	Obligations of Employee in relation to Confidential Information on Cessation of Employment

On the Employment ceasing, the Employee must:
8.1	deliver all Confidential Information in the Employee’s custody or control to the Company or at the Company’s direction;

8.2	delete all Confidential Information held in electronic or other media form in the Employee’s custody or control; and

8.3	if requested by the Company, provide a certificate confirming that the Employee has complied with its obligations under this clause.

9.	Intellectual Property
9.1	Disclosure

The Employee must promptly, fully and effectively disclose to the Company or its nominee in such form as the Company may reasonably require, full details of:
9.1.1	each and every invention (whether patentable or not), design (whether registerable or not), trademark or service mark;

9.1.2	any copyright material;

9.1.3	any trade secret or other Confidential Information;

9.1.4	any computer program material (including source codes, algorithms, logical ideas, concepts and processes, charts, tables and diagrams);

9.1.5	processes, know-how or improvements;

9.1.6	literary, artistic or other copyrightable works; and

9.1.7	any other intellectual property of any kind,
made, written, developed or discovered by the Employee (whether alone or with others) in the course of the Employment (whether in or out of working hours and in connection with all companies in the Group) and whether or not capable of statutory protection (“Intellectual Property”).

9.2	Assignment

In exchange for the benefits conferred on the Employee by the Employment, the Employee agrees that by reason of this clause all Intellectual Property created in the course of the Employment (whether in or out of working hours and in connection with all companies in the Group) belongs to and is the property of Company or its nominee. Accordingly, the Employee must:
9.2.1	at the request and expense of the Company; and

9.2.2	without additional compensation from the Company,
sign all such documents or instruments (including assignment deeds) and do all such things as may be necessary to vest, confirm, perfect and record the ownership by the Company or its nominee throughout the world of its right, title and interest to any Intellectual Property and to enable the Company or its nominee to acquire and preserve such rights and to have the full enjoyment of such rights.

10.	Termination
10.1	Resignation or Retirement
10.1.1	The Employee may resign or retire by giving not less than 3 months notice to the Company.

10.1.2	The resignation or retirement is effective on expiry of the notice period notified in accordance with clause 10.1.1.
10.2	Termination for incapacity
10.2.1	The Company may terminate the Employment at any time if the Employee is mentally or physically unfit to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement for a total of 2 months in any 12 month period.

10.2.2	The Company must give the Employee not less than 1 months notice of its intention to terminate under this clause 10.2.
10.3	Termination for cause

The Company may terminate the Employment at any time with immediate effect for cause, by notice given to the Employee specifying the cause. For the purpose of this agreement ‘cause’ means:
10.3.1	default by the Employee in the performance of the Employee’s responsibilities or the discharge of the Employee’s duties under this agreement;

10.3.2	fraudulent or dishonest conduct by the Employee;

10.3.3	intemperate use of alcohol or drugs by the Employee;

10.3.4	conviction of the Employee for the commission of a felony; or

10.3.5	willful or intentional injury to the Group’s business or affairs.
10.4	Termination on Notice

The Company may terminate the Employment at any time by giving 3 months notice to the Employee or making payment in lieu of notice.

10.5	Reasonableness

The Employee acknowledges that the periods of notice or lack of a period of notice set out in this clause 10, are reasonable.

10.6	Accrued Rights

Termination of the Employment does not affect any accrued rights or remedies one party may have against the other in connection with this agreement arising prior to termination.

10.7	Obligations on Termination
10.7.1	Termination of the Employment does not affect the Employee’s obligations under clauses 7, 8, 9 or clause 11.

10.7.2	On termination of the Employment, the Employee must also deliver to the Company or its nominee:
(a)	all property belonging to or leased by the Group in the Employee’s control (including, without limitation, stationery, cheque books, books, documents, records, disks, access cards, keys, telephones, computers, credit cards and vehicles);

(b)	computer log-in codes and all other passwords and access codes; and

(c)	the matters required to be returned under clause 8.
10.8	Extension of Service

This agreement can be extended as per clause 4.3

10.9	Redundancy

No “redundancy” or other termination payments, other than those expressly set out in this agreement are payable.

10.10	Other Group Companies

For the avoidance of doubt, the Employee’s role with all Group companies terminates on termination of the Employment under this agreement.
11.	Non Competition
11.1	Covenant
11.1.1	On termination of the Employee’s employment for any reason, if requested by the employer:
(a)	the provisions of clause 11.1.2 apply for up to 12 months after the Employment is terminated as well as applying during the period of the Employment; and

(b)	the provisions of clause 11.1.3 apply for up to 12 months after the Employment is terminated.
11.1.2	The Employee, if requested by the employer, must not, whether directly or indirectly and whether on his own account or on behalf of any other person or entity carry on, be engaged in, or be associated with, a business similar to the business carried on by the Company or the Group.

11.1.3	The Employee, if requested by the employer, must not, whether directly or indirectly and whether on his own account or on behalf of any other person:
(a)	induce or attempt to induce any person to leave the employment of the Company or the Group; or

(b)	interfere with or seek to interfere with the relationship between the Company and the Group (on the one hand) and any third party (on the other hand).
11.2	Consideration by Employer

If the Employer requests that the Employee undertake the provisions set out in clauses 11.1.1, 11.1.2 and/or 11.1.3 then the Employer shall pay the Employee the equivalent of their salary just prior to the termination of Employee’s employment, for the period clauses 11.1.1, 11.1.2 and/or 11.1.3 are operable.

11.3	Reasonableness

The Employee acknowledges that the prohibitions and restrictions contained in this clause 11 are reasonable in the circumstances and necessary to protect the Company and its business and goodwill.
12.	Indemnification

The Company agrees to enter into a deed of indemnity in form and substance the same as the Company has entered into with other officers of the Company.

13.	Notice

Notices or other communications must be given in writing in the English language to the address of the party listed at the beginning of this agreement or such other address as the party may notify to the other for the purpose of this agreement. The notice or communication may be delivered to the person’s address or by facsimile.

14.	No Assignment

Neither party may:
14.1	assign its rights under this agreement to a third party; or

14.2	cause a third party to assume its obligations under this agreement.
15.	Governing law

This agreement is governed by the law of Victoria.

16.	Counterparts

This agreement may be executed in any number of counterparts. A counterpart may be a facsimile. Together all counterparts make up one document.

EXECUTED as an agreement with effect from 1 July 2005.
Signed for and behalf of
UNIVERSAL BIOSENSORS PTY LTD

/s/ Denis Hanley	/s/ Ian Bennett
Director	Company Secretary

Denis Hanley	Ian Bennett
Name (please print)	Name (please print)

Signed by Mark Morrisson in the presence of:

/s/ D. Rylatt
Witness	/s/ Mark Morrisson

D. Rylatt	Mark Morrisson
Name (please print)

SCHEDULE

Item 1

Start Date:	1 July 2005.

Item 2

End Date:	3 years from the start date of the Employment or such longer period as determined in accordance with this agreement.

Item 3

Title:	Managing Director of the Company reporting to the board of directors of the Company.

At the direction of the Company, the Employee will also act as Managing Director of other companies in the Group, reporting to the board of directors of Universal Biosensors Inc.

Item 4

Responsibilities:	Planning for the development of the Business, development of budgets for the Group for approval by the relevant boards of directors, day to day management of the business of the Company and Group in accordance with approved budgets and business plans, supervision and development of the staff and employees, and ensuring a safe working environment. Other duties as required by the board of directors of the Company or Universal Biosensors Inc.

The Company may require that the Employee act as a director of companies in the Group from time to time. The Employee will cease to be a director of all Group companies (as applicable) if the Employment ceases.

Item 5

Salary:	A$250,000 per annum

Item 6

Salary Review Date:	Annually on the anniversary of the start date of the Employment.

Item 7

Other Benefits:	Mobile phone for use in connection with the Business.

Salary is exclusive of the superannuation
contributions required by law. The Company will
make superannuation contributions to a complying
superannuation fund nominated by the Employee, as
required by law.

If desired by the Employee, and as permitted by
Australian Tax Law, part of the Employee's salary
(as may be determined by the Company on the advice
of the Company's taxation advisors) shall be paid
as a LAFHA (Living Away From Home Allowance).

The Employee shall participate in the Company's
annual Bonus Program for senior Executives. Under
the Bonus Program, the Employee will be eligible
for a cash bonus payment of up to A$60,000 (unless
a non-cash payment is otherwise agreed in writing
by the Company and the Employee). If payable, a
bonus will only be payable as soon as practicable
after the Salary Review Date. A bonus is only
payable if the Employee continues to be employed by
the Company at the applicable Salary Review Date.
50% of the bonus will be subject to direct reports
to the Managing Director achieving their formal
objectives. 50% will be subject to the achievement
by the Employee of Employee's applicable formal
objectives. Bonus amounts and the formal
objectives required to be achieved in order to
qualify for applicable bonus amounts will be set
annually by the Board of the Company or a
remuneration committee established by the Board of
the Company. The initial bonus amounts and initial
formal objectives for the Employee will be set
within 60 days of the signing of this contract.

The Company will grant options to the Employee over
stock in Universal Biosensors Inc under the terms
of the Group's employee incentive plan. The
options will be granted as soon as reasonably
practicable after the date of this agreement and
will be subject to usual terms (including vesting
requirements) determined by the Group. The
Employee will be granted options to purchase
A$500,000

worth of stock in Universal Biosensors Inc based on
an assumed valuation of Universal Biosensors Inc of
A$28 million at the date of this agreement. The
Company will adjust the number of options granted
and the exercise price of the options at the next
capital raising of Universal Biosensors Inc.
(intended at the date of this agreement to be an
initial public offering) with the intent that the
Employee hold options to purchase A$500,000 worth
of stock in Universal Biosensors Inc., calculated
at the valuation of Universal Biosensors Inc at the
date of the capital raising and with an exercise
price equal to the issue price of stock in the next
capital raising.

On signing of this agreement, the Company will pay
to the Employee a one time relocation payment of
A$10,000 for unspecified and undocumented expenses
associated with the relocation of the Employee to
Melbourne.

Within the first two years of employment, the
Company will reimburse the Employee for reasonable
costs directly associated with the relocation of
the Employee and his family from the United States
to Melbourne. Prior to the relocation of the
Employee, the Company and the Employee must agree
on a budget of likely expenses. For any expenses
over A$1,000, the Company must first authorise
those expenses in writing. The Company's
obligation to reimburse reasonable relocation
expenses is subject to the Employee delivering to
the Company a tax invoice and documentation
necessary to substantiate the expenses. The
Company will not pay in excess of an aggregate
total of the abovementioned agreed budget for
relocation expenses.

The Company will pay for the reasonable air travel
expenses of the Employee to enable the Employee to
return to the United States on a quarterly basis up
until Christmas 2005 by which time it is expected
your family will be relocated to be with you.

Employment Agreement
Universal Biosensors Pty Ltd
ACN 098 234 309
(Company)
Mark Morrisson
(Employee)